EXHIBIT 10.2
PERFORMANCE UNITS AWARD AGREEMENT
     This Performance Units Award Agreement, or “Agreement,” dated as of [                    ], 200[ ], is made and entered into by and between Oakley, Inc., a Washington corporation (the “Company”), and Scott Olivet (“Employee”).
     Pursuant to the Company’s authority to grant Deferred Stock covering shares of the Company’s Common Stock under the Company’s 1995 Stock Incentive Plan, as amended (the “Plan”), the Administrator of the Plan (the “Administrator”) has determined that the Employee is to be granted performance units covering shares of the Company’s Common Stock, on the terms and conditions set forth herein. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Plan.
I. PERFORMANCE UNITS
     1.1. Award of Performance Units. The Employee is hereby granted [                    ] target shares of Common Stock pursuant to the terms and conditions of this Agreement (the “Performance Units Award”). The shares of Common Stock subject to the Performance Units Award (the “Performance Units”) shall vest and become payable in accordance with the provisions of Sections 1.2 through 1.4 below. Except as otherwise provided in the Plan, each Performance Unit granted hereunder shall represent the right to receive one share of Common Stock upon the vesting of such Performance Unit.
     1.2. Performance Goals. The performance goals for purposes of determining whether, and the extent to which, the Performance Units Award shall be payable shall be based on (i) the Company’s 2008 earnings per share (“EPS”), as publicly reported, (ii) the Company’s return on invested capital (“ROIC”) and (iii) the Company’s achievement of both 2007 and 2008 budgeted EPS (collectively, the “Performance Goals”) as determined by the Administrator. Subject to Sections 1.3 and 1.6 below, upon determination of the Company’s 2008 EPS and ROIC, Employee’s entitlement to the number of shares subject to the Performance Units Award shall be fixed and nonforfeitable.
       1.2.1. If the Company’s 2008 EPS is less than $1.10 per share, then 0% of the Performance Units shall be payable pursuant to the Performance Units Award.
       1.2.2. If the Company’s 2008 EPS is at least $1.10 per share but less than $1.19 per share, but the Company’s 2008 ROIC is less than 13.35% and the Company has not achieved both 2007 and 2008 budgeted EPS targets, then 65% of the target Performance Units shall be payable pursuant to the Performance Units Award.
       1.2.3. If the Company’s 2008 EPS is at least $1.10 per share but less than $1.19 per share, and the Company’s 2008 ROIC is at least 13.35%, but the Company has not achieved both 2007 and 2008 budgeted EPS targets, then 95% of the target Performance Units shall be payable pursuant to the Performance Units Award.
       1.2.4. If the Company’s 2008 EPS is at least $1.10 per share but less than $1.19 per share, and the Company has achieved both the 2007 and 2008 budgeted EPS targets, but the Company’s 2008 ROIC is less than 13.35%, then 85% of the target Performance Units shall be payable pursuant to the Performance Units Award.

       1.2.5. If the Company’s 2008 EPS is at least $1.10 per share but less than $1.19 per share, the Company’s 2008 ROIC is at least 13.35% and the Company has achieved both 2007 and 2008 budgeted EPS targets, then 100% of the target Performance Units shall be payable pursuant to the Performance Units Award.
       1.2.6. If the Company’s 2008 EPS is at least $1.19 per share, but the Company’s 2008 ROIC is less than 13.35% and the Company has not achieved both 2007 and 2008 budgeted EPS targets, then 130% of the target Performance Units shall be payable pursuant to the Performance Units Award.
       1.2.7. If the Company’s 2008 EPS is at least $1.19 per share, and the Company’s 2008 ROIC is at least 13.35%, but the Company has not achieved both 2007 and 2008 budgeted EPS targets, then 140% of the target Performance Units shall be payable pursuant to the Performance Units Award. In addition, for every one basis point in 2008 ROIC above 13.35%, up to 75 basis points, the percentage of target Performance Units payable would increase by two-thirds of one percent, so that a maximum of 190% of the target Performance Units shall be payable pursuant to the Performance Units Award.
       1.2.8. If the Company’s 2008 EPS is at least $1.19 per share, and the Company has achieved both the 2007 and 2008 budgeted EPS targets, but the Company’s 2008 ROIC is less than 13.35%, then 150% of the target Performance Units shall be payable pursuant to the Performance Units Award.
       1.2.9. If the Company’s 2008 EPS is at least $1.19 per share, the Company’s 2008 ROIC is at least 13.35% and the Company has achieved both 2007 and 2008 budgeted EPS targets, then 220% of the target Performance Units shall be payable pursuant to the Performance Units Award. In addition for every one basis point in 2008 ROIC above 13.35%, up to 75 basis points, the percentage of target Performance Units payable would increase by two-thirds of one percent, so that a maximum of 270% of the target Performance Units shall be payable pursuant to the Performance Units Award.
     1.3. Time Based Vesting Schedule. Upon the Administrator’s certification of the Performance Goals, twenty-five percent (25%) of the shares subject to the Award that are payable pursuant to the satisfaction of the Performance Goals shall vest and become immediately payable; and the remaining seventy five percent (75%) of the shares subject to the Award that are payable pursuant to the satisfaction of the Performance Goals shall vest and become payable on the one year anniversary of the date of the Administrator’s certification, subject in each case to Section 1.6 below.
     1.4. Severance. In the event Employee’s employment by the Company is terminated by Employee with Good Reason, in connection with or within 24 months following the consummation of a Change in Control (all as defined in Employee’s Employment Agreement dated September 19, 2005), and such termination occurs prior to the certification of the Performance Goals by the Administrator, the target Performance Units granted hereunder shall become immediately vested. If such termination occurs following certification of the Performance Goals by the Administrator, any remaining shares subject to vesting pursuant to Section 1.3 shall become immediately vested.
     In the event Employee’s employment by the Company is terminated by the Company other than for Cause (as defined in Employee’s Employment Agreement dated

September 19, 2005), death or Disability (Employee’s incapacity due to physical or mental illness), and such termination occurs prior to the certification of the Performance Goals by the Administrator, the target Performance Units granted hereunder shall be treated in the manner set forth for shares of deferred stock in the Amended and Restated Oakley, Inc. Officer Severance Plan, effective June 3, 2004, as amended from time to time (“Severance Plan”) or pursuant to an agreement between Employee and Company that relates to post-termination severance obligations. If such termination occurs following certification of the Performance Goals by the Administrator, any remaining shares subject to vesting pursuant to Section 1.3 shall be treated in the manner set forth for shares of deferred stock in the Severance Plan, as amended from time to time, or pursuant to an agreement between Employee and Company that relates to post-termination severance obligations.
     1.5. Income Tax Matters; Tax Withholding.
       1.5.1. Set forth below is a brief summary as of the Date of Grant of certain United States federal tax consequences of the Performance Units Award. THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO THE EMPLOYEE. THE EMPLOYEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. For federal income tax purposes, Employee generally will not have taxable income on the grant of the Performance Units Award. Employee will recognize ordinary income at the time or times the shares of Common Stock covered by the Performance Units Award vests in an amount equal to the Fair Market Value of such shares on each such date. The grant of the Performance Units Award will not constitute “property” within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), and as such Employee will not be entitled to file an election under Section 83(b) of the Code.
       1.5.2. TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT REGULATIONS, WE ADVISE YOU THAT, UNLESS OTHERWISE EXPRESSLY INDICATED, ANY FEDERAL TAX ADVICE CONTAINED IN THIS PERFORMANCE UNITS AWARD AGREEMENT WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING TAX-RELATED PENALTIES UNDER THE CODE OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TAX-RELATED MATTERS ADDRESSED HEREIN.
       1.5.3. BY SIGNING THIS AGREEMENT, THE EMPLOYEE REPRESENTS THAT HE HAS REVIEWED WITH HIS OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS PERFORMANCE UNITS AWARD AGREEMENT AND THAT HE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. EMPLOYEE UNDERSTANDS AND AGREES THAT HE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS PERFORMANCE UNITS AWARD AGREEMENT.
       1.5.4. Notwithstanding anything to the contrary, the payment of the Award hereunder shall be conditioned upon Employee making adequate provision for federal, state or other withholding obligations, if any, which may arise upon the vesting of the Award.

     1.6. Termination of Employment. Except as otherwise provided herein in Section 1.4, in the event of Employee’s termination of employment with the Company for any reason (including by reason of Employee’s death or Disability), any then unvested portion of the Performance Units Award and Employee’s right to receive any then unvested shares pursuant to the Performance Units Award shall be immediately and irrevocably forfeited.
     1.7. Shareholder Rights. Nothing contained in this Performance Units Award Agreement shall be construed as conferring upon Employee the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company, including with respect to any rights to dividends, prior to the vesting of the Performance Units Award pursuant to Sections 1.3 and 1.4 of this Agreement (the “Vesting Restrictions”).
     1.8. Restriction on Transfer. The Performance Units Award, and the right to receive Performance Units, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, other than by will or the laws of descent and distribution, and no attempt to transfer the Performance Units Award, and the Performance Units, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Performance Units Award or the Performance Units.
II. MISCELLANEOUS
     2.1. Modification and Waiver. This Performance Units Award Agreement and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by each of the parties hereto.
     2.2. Violation of Laws. The Company shall not be required to deliver any Award until the requirements of any federal or state securities laws, rules or regulations, federal or state tax laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
     2.3. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at his address then on file with the Company.
     2.4. No Right to Employment. Neither the Plan, the granting of this Performance Units Award, this Performance Units Award Agreement nor any other action taken pursuant to the Plan or this Performance Units Award Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Employee has a right to continue to provide services as an officer or employee of the Company or any Parent, Subsidiary or affiliate of the Company for any period of time or at any specific rate of compensation. Further, the Company may at any time dismiss the Employee, free from any liability or any claim under the Plan or this Performance Units Award Agreement, except as otherwise expressly provided herein.
     2.5. Entire Agreement. This Performance Units Award Agreement and the Plan contain the entire understanding and agreement of the parties concerning the subject matter hereof, and supersede all earlier negotiations and understandings, whether written or oral, between the parties with respect thereto. This Performance Units Award Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Performance Units Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Performance Units Award Agreement, the Employee confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.
     2.6. Interpretation. Any dispute regarding the interpretation of this Performance Units Award Agreement shall be submitted by Employee or the Company to the Company’s Board of Directors for review. The resolution of such a dispute by the Company’s Board of Directors shall be final and binding on the Company and the Employee. Any capitalized words used herein that are not otherwise defined shall have the meaning ascribed to those terms in the Plan.
     2.7. Governing Law. This Performance Units Award Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington without giving effect to the choice of law principles thereof.
     2.8. Binding Effect On Successors. The Company may assign any of its rights under this Performance Units Award Agreement. This Performance Units Award Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. This Performance Units Award Agreement shall be binding upon the Employee and Employee’s heirs, executors, administrators, legal representatives, successors and assigns.
     2.9. Headings. The headings in this Performance Units Award Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     2.10. Counterparts. This Performance Units Award Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     IN WITNESS WHEREOF, the parties have caused this Performance Units Award Agreement to be duly executed this                      day of [                    ], 200[ ].

OAKLEY, INC., a Washington corporation

By:
Name:
Title:

EMPLOYEE

By:

Name:	Scott Olivet

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